Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-74258, 333-74264, 333-59372,
333-92337, 333-85107, 333-80501, 333-26015, 333-124037, 333-124038 and 333-139319) and on Form S-3 (No. 333-66292, 333-45028,
333-108613, 333-113759, 333-123591, 333-137138, 333-127817, 333-133373 and 333-126223) of our report dated March 28, 2007, with respect to the consolidated financial statements of Verso Technologies, Inc. which are included in the Company’s Form 10-K for the year ended December 31, 2006.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia
March 28, 2007